SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588 (Commission File Number)	77-0461529 (IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
     On July 27, 2005, Covad Communications Company, a subsidiary of Covad Communications Group, Inc., (“Covad”) entered into an amendment (the “Amendment”) to its Lease with CarrAmerica Realty Operating Partnership, L.P. dated August 6, 2003 (the “Original Lease”). The Amendment provides for Covad to lease an additional 47,114 square feet of space located at 130-134 Rio Robles, San Jose, California. The Amendment has a term of five (5) years beginning upon delivery of approximately 27,087 square feet of the new space, which is expected to occur October 1, 2005 (the “Start Date”). The delivery of the remaining space is expected to occur January 1, 2006.
     Upon the Start Date, the amended payment schedule for the Lease shall be as follows:

	EXISTING	EXPANSION
	PREMISES	SPACE	TOTAL
	MONTHLY	MONTHLY	MONTHLY BASE
PERIOD	BASE RENT	BASE RENT	RENT
October 1, 2005 - October 31, 2005	$86,196.00	$20,087.08	$106,283.08
November 1, 2005 - December 31, 2005	$90,505.80	$20,087.08	$110,592.88
January 1, 2006 - September 30, 2006	$90,505.80	$47,255.34	$137,761.14
October 1, 2006 - October 31, 2006	$90,505.80	$48,668.76	$139,174.56
November 1, 2006 - September 30, 2007	$94,815.60	$48,668.76	$143,484.36
October 1, 2007 - October 31, 2007	$94,815.60	$50,082.18	$144,897.78
November 1, 2007 - September 30, 2008	$99,125.40	$50,082.18	$149,207.58
October 1, 2008 - October 31, 2008	$99,125.40	$51,495.60	$150,621.00
November 1, 2008 - September 30, 2009	$0.00	$51,495.60	$51,495.60
October 1, 2009 - September 30, 2010	$0.00	$52,909.02	$52,909.02
     The above is a summary only and does not purport to be a complete description of the Amendment. The Amendment is attached as Exhibit 99.1 hereto.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits
     The following exhibits are furnished herewith:

Exhibit 99.1	First Amendment to Lease by and between Covad Communications Company and CarrAmerica Realty Operating Partnership, L.P. dated July 27, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005	By:	/s/ John E. Trewin
John E. Trewin
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Lease by and between Covad Communications Company and CarrAmerica Realty Operating Partnership, L.P. dated July 27, 2005.